EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement of Caprius, Inc. on Form SB-2 of our report dated November 16, 2004 except for Note M(1) which is as of December 1, 2004, Note M(2) which is as of February 2, 2005, Note M(4) and Note M(5) which are as of February 15, 2005 and Note M(6) which is as of April 5, 2005, relating to the consolidated financial statements of Caprius, Inc., and to the use of our name as it appears under Caption " Experts".


                                             /s/ Marcum & Kliegman LLP
                                             -----------------------------------
                                             Marcum & Kliegman LLP


New York, New York
April 14, 2005